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                                                                   EXHIBIT 10.49



                            STOCK PURCHASE AGREEMENT

                   Dated as of October 30, 1998, by and among

                             Waste Connections, Inc.

                         Columbia Sanitary Service, Inc.

                         Moreland Sanitary Service, Inc.

                                  Richard Flury


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                            STOCK PURCHASE AGREEMENT


        STOCK PURCHASE AGREEMENT, dated as of October 30, 1998 (the "SIGNING DATE"), is entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Columbia Sanitary Service, Inc., an Oregon corporation ("CSS") and Moreland Sanitary Service, Inc., an Oregon corporation ("MSS", and together with CSS, the "CORPORATIONS") and Richard Flury (the "SHAREHOLDER").

        WHEREAS, the Corporations are engaged in the collection and transport of solid waste and recyclables in the Cities of Portland, Gresham and Fairview, Oregon, and in the unincorporated areas of Multnomah County, Oregon and other related activities;

        WHEREAS, the Shareholder owns all of the issued and outstanding capital stock of the Corporations (the "CORPORATIONS' STOCK");

        WHEREAS, WCI wishes to acquire from the Shareholder all of the Corporations' Stock; and

        NOW, THEREFORE, in consideration of the promises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

     1. PURCHASE OF CORPORATIONS' STOCK

          1.1 SHARES TO BE PURCHASED. At the Closing (as defined in Section 2), the Shareholder shall sell and deliver to WCI all of the issued and outstanding shares of the Corporations' Stock, being the number of shares of the Corporation set forth on Schedule 3.2 opposite the Shareholder's name. At the Closing, WCI shall purchase the Corporations' Stock and in exchange therefor shall deliver to the Shareholder at the Closing or thereafter as provided by this Agreement the purchase price described in Section 1.2 (the "PURCHASE PRICE").

          1.2 PURCHASE PRICE : Two Million Two Hundred and Sixty Thousand Dollars ($2,260,000), (i) minus the Closing Date Debt (as defined in Section 3.22(a)), (ii) plus or minus, as the case may be, the amount by which the Balance Sheet Date Current Assets (as defined in Section 3.22(b)) are greater or less than the Balance Sheet Date Current Liabilities (as defined in Section 3.22(b)), and (iii) plus or minus the adjustment based on the date (the "CONSENT DATE") that CSS receives the Gresham Consent as described below in Sections 1.2(a) through 1.2(d) below (the "GRESHAM ADJUSTMENT"). The Gresham Consent means the consent of the City of Gresham, Oregon, to the acquisition of CSS by WCI and CSS' retention of the Solid Waste Collection License in the form attached to Schedule 3.10(a) hereof after the Closing Date (the "GRESHAM CONSENT").

               (a) If the Consent Date and the Closing occur between November 1, 1998 and November 24, 1998: (i) WCI shall retain any profit or assume any loss of the Corporations from November 1, 1998 to the Closing Date that are incurred in accordance with



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Section 5 hereof, and (ii) the Shareholder shall receive payment of Twelve
Thousand Dollars ($12,000) per month (the "SHAREHOLDER'S SALARY/RENT") prorated from November 1, 1998 through the Closing Date. At the Closing, the Shareholder shall deliver to WCI Schedule 1.2(a) that will list estimates of the Corporations' revenues and expenses from November 1, 1998 through the Closing Date and the Shareholder's Salary/Rent prorated from November 1, 1998, through the Closing Date.

               (b) If the Consent Date and the Closing Date occur between November 25, and December 15, 1998: (i) WCI shall retain the Corporation's profits or losses incurred in accordance with Section 5 hereof from November 1 through November 24, 1998; (ii) all profits or losses of the Corporations that are incurred in accordance with Section 5 hereof between November 25, 1998 and the Closing Date shall be allocated fifty percent (50%) to each of WCI and the Shareholder; and (iii) the Shareholder shall receive the Shareholder's Salary/Rent prorated from November 1, 1998 through the Closing Date. At thc Closing, the Shareholder shall deliver to WCI Schedule 1.2(b) that will list estimates of the Corporations' revenues and expenses from November 1 through the Closing Date and the Shareholder's Salary/Rent prorated from November 1, 1998 through the Closing Date.

               (c) If the Consent Date and the Closing Date occur between December 16, 1998 and December 31, 1998: (i) the Balance Sheet Date shall be November 30, 1998; (ii) the Shareholder shall retain all profits or losses of the Corporations up to and including November 30, 1998; (iii) WCI shall retain the profits or assume the losses of the Corporations for the period of December 1, 1998 through and including December 24, 1998, that are incurred in accordance with Section 5 hereof; (iv) all profits or losses of the Corporations for the period of December 25, 1998 through and including the Closing Date that are incurred in accordance with Section 5 hereof shall be allocated fifty percent (50%) to each of WCI and the Shareholder; and (v) the Shareholder shall receive the Shareholder's Salary/Rent prorated from December 1, 1998 through the Closing Date. At thc Closing, the Shareholder shall deliver to WCI Schedule 1.2(c) that will list estimates of the Corporations' revenues and expenses from December 1, 1998 through the Closing Date and the Shareholder's Salary/Rent prorated from December 1, 1998 through the Closing Date.

               (d) If the Consent Date and the Closing Date occur between January 1, 1999 and February 15, 1999: (i) the Balance Sheet Date shall be December 31, 1998; (ii) the Shareholder shall retain all profits and losses of the Corporations up to and including December 31, 1998; (iii) WCI shall retain the profits or assume the losses of the Corporations for the period of January 1, through and including January 24, 1999 that were incurred in accordance with
Section 5 hereof; (iv) all profits or losses of the Corporations incurred in accordance with Section 5 hereof between January 25 and February 15, 1999 shall be allocated fifty percent (50%) to each of WCI and the Shareholder; and (v) the Shareholder shall receive the Shareholder's Salary/Rent prorated from January 1, 1999 through the Closing Date. At thc Closing, the Shareholder shall deliver to WCI Schedule 1.2(d) that will list estimates of the revenues and expenses for the Corporations from January 1, 1999 through the Closing Date and the Shareholder's Salary/Rent prorated from January 1, 1999 through the Closing Date.

If the Closing does not occur by 5:00 p.m. on December 31, 1998, either party to this Agreement may terminate this Agreement in accordance with Section 12 hereof. The Purchase Price shall



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be paid to the Shareholder at Closing in cash by wire transfer or check payable in clearinghouse funds. The adjustment to the Purchase Price based on the Closing Date Debt, the Balance Sheet Date Current Assets, the Balance Sheet Date Current Liabilities and the Gresham Adjustment shall be based on estimates of such amounts. Within 120 days after the Closing, WCI and the Shareholder shall determine the actual Closing Date Debt, Balance Sheet Date Current Assets, Balance Sheet Date Current Liabilities and the Gresham Adjustment. If the difference between the actual amounts of such items and the estimated amounts provided at the Closing results in an increase in the amount that should have been paid at the Closing over the amount that was so paid, WCI shall promptly pay such amount to the Shareholder; if the result is a decrease in the amount that should have been paid at the Closing from the amount that was so paid, the Shareholder shall promptly pay such amount to WCI. If within 120 days after the Closing, WCI and the Shareholder shall not agree on the actual Closing Date Debt, the Balance Sheet Date Current Assets, the Balance Sheet Date Current Liabilities and the Gresham Adjustment, WCI and the Shareholder shall submit the dispute to arbitration in Roseville, California in accordance with the rules of the Judicial Arbitration and Mediation Services ("JAMS") applying the laws of California. Disputes will not be resolved in any other forum or venue. Such arbitration will be conducted by a retired judge who is experienced in resolving disputes regarding acquisitions. Discovery will not be permitted except as required by the rules of JAMS. The arbitration award will not include factual findings or conclusions of law. No punitive damages will be awarded. Any party's right to appeal or seek modification of any ruling or award of the arbitrator is severely limited. Any award rendered by the arbitrator will be final and binding, and judgment may be entered upon it in any court of competent jurisdiction in California or as otherwise provided by law.

          1.3 ALLOCATION OF THE PURCHASE PRICE. Fifteen thousand dollars ($15,000) of the Purchase Price shall be allocated to the covenants not to compete as described in Section 11.1(a) hereof. Three Hundred Fifty Thousand Dollars ($350,000) of the Purchase Price shall be allocated to CSS' stock, and the remainder of the Purchase Price shall be allocated to MSS' stock..

          1.4 EXCLUDED ASSETS. The Assets of the Corporations listed on Schedule
1.4 (the "EXCLUDED ASSETS") shall be distributed to the Shareholder prior to the Closing, and WCI shall acquire no interest in or claim to any of the Excluded Assets.

     2. CLOSING TIME AND PLACE

     Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "CLOSING") shall take place on such date (the "CLOSING DATE") after the consents required by Section 6.7 have been obtained (or WCI has waived the requirement that one or more such consents be obtained) as WCI and the Shareholder shall agree. The Closing shall take place at the Law Offices of Shartsis, Friese & Ginsburg LLP, One Maritime Plaza, Suite 1800, San Francisco, California, 94111. At the Closing, WCI, the Corporations and the Shareholder shall deliver to each other the documents, instruments and other items described in Section 8 of this Agreement. At the election of WCI and the Shareholder, the Closing of this transaction may take place through an exchange of consideration and documents using overnight courier service or facsimile. Without regard to the Closing Date and for tax and financial reporting purposes, the Closing will be deemed effective either as of November 1, 1998, if the



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Closing occurs on or prior to December 31, 1998 , or as of January 1, 1999, if the Closing occurs after December 31, 1998. The profits and losses of the Corporations from the effective date through the Closing Date shall be allocated as described in Section 1.2 hereof.

        3.      REPRESENTATIONS AND WARRANTIES OF THE CORPORATIONS AND THE
                SHAREHOLDER

        The Corporations and the Shareholder, jointly and severally, (i) represent and warrant that each of the following representations and warranties is true as of the Signing Date and will be true as of the Closing Date, and (ii) agree that such representations and warranties shall survive the Closing.

          3.1 ORGANIZATION, STANDING AND QUALIFICATION. Each of the Corporations is duly organized, validly existing and in good standing under the laws of the State of Oregon. Each of the Corporations has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. Neither of the Corporations is required to be qualified or licensed to conduct business as a foreign corporation in any other jurisdiction.

          3.2 CAPITALIZATION. Schedule 3.2 sets forth, as of the Signing Date, the authorized and outstanding capital of each of the Corporations, the names, addresses and social security numbers or taxpayer identification numbers of the record and beneficial owners thereof, the number of shares so owned and wire transfer instructions for the Shareholder relating to the bank account to which the Purchase Price should be sent. All of the issued and outstanding shares of the capital stock of the Corporations are owned of record and beneficially by the Shareholder, as set forth in Schedule 3.2, and are and as of the Closing Date will be free and clear of all liens, security interests, encumbrances and claims of every kind except as set forth in Schedule 3.2. Each share of the capital stock of each of the Corporations is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present shareholder of either of the Corporations. No option, warrant, call, conversion right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of the Corporations) exists which obligates either of the Corporations to issue any of its authorized but unissued capital stock or other equity interest or which obligates the Shareholder to transfer any Corporations' Stock to any person.

          3.3 ALL STOCK BEING ACQUIRED. The Corporations' Stock being acquired by WCI hereunder constitutes all of the outstanding capital stock of the Corporations.

          3.4 AUTHORITY FOR AGREEMENT. The Corporations and the Shareholder have full right, power and authority to enter into this Agreement and to perform its, his or her obligations hereunder. The execution and delivery of this Agreement by the Corporations and the consummation of the transactions contemplated hereby by the Corporations has been duly authorized by each of the Corporations' Boards of Directors. This Agreement has been duly and validly executed and delivered by the Corporations and the Shareholder and, subject to the due authorization, execution and delivery by WCI, constitutes the legal, valid and binding obligations of the Corporations and the Shareholder enforceable against the Corporations and the Shareholder in accordance with its terms.



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          3.5 NO BREACH OR DEFAULT. Except as disclosed on Schedule 3.5, the execution and delivery by the Corporations and the Shareholder of this Agreement, and the consummation by the Corporations and the Shareholder of the transactions contemplated hereby, will not:

               (a) result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, any mortgage, lease, note, bond, indenture, or material contract, agreement, license or other instrument or obligation of any kind or nature to which either of the Corporations or the Shareholder is a party, or by which either of the Corporations or the Shareholder, or either of the Corporations' or the Shareholder's assets, is or may be bound or affected; or

               (b) violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

               (c) violate the Articles of Incorporation or Bylaws of either of the Corporations.

          3.6 SUBSIDIARIES. Schedule 3.6 lists as of the Signing Date any and all subsidiaries of the Corporations and any securities of any other corporation or any securities or other interest in any other business entity owned by either of the Corporations or any of the Corporations' subsidiaries.

          3.7 FINANCIAL STATEMENTS. Each of the Corporations has delivered to WCI, as Schedule 3.7, copies of financial statements ("FINANCIAL STATEMENTS") for such Corporation's three most recent fiscal years and interim financial statements for such Corporation for the period ended October 31, 1998 (the "BALANCE SHEET DATE"). Such financial statements have been [COMPILED/AUDITED] by ____________________. The Financial Statements are true and correct and fairly present (i) the financial position of each of the Corporations in accordance with generally accepted accounting principles, applied as of the respective dates of the balance sheets included in said statements, and (ii) the results of operations for the respective periods indicated. The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently with prior periods. Except to the extent reflected or reserved against in each of the Corporations' balance sheets as of the Balance Sheet Date, or as disclosed on Schedule 3.7 or Schedule 3.8, neither of the Corporations had as of the Balance Sheet Date, nor will either of the Corporations have as of the Closing Date, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due except, with respect to the period from the Signing Date through the Closing Date, as permitted by Section 5.2(d).

          3.8 LIABILITIES. Parts I, II, III and IV of Schedule 3.8, are accurate lists and descriptions of all liabilities of each of the Corporations required to be described below in the format set forth below.



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               (a) Part I of Schedule 3.8 lists, as of the Signing Date, other than with respect to trade payables and as of the end of the month prior to the Signing Date with respect to trade payables, all indebtedness for money borrowed and all other fixed and uncontested liabilities of any kind, character and description (excluding all real and personal property leasehold interests included in Part IV of Schedule 3.8), whether reflected or not reflected on the Financial Statements and whether accrued or absolute, and states as to each such liability the amount of such liability and to whom payable. From the end of the month prior to the Closing Date through the Closing Date, trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.

               (b) Part II of Schedule 3.8 lists, as of the Signing Date, all claims, suits and proceedings which are pending against either of the Corporations and, to the knowledge of the Corporations and the Shareholder, all contingent liabilities and all claims, suits and proceedings threatened or anticipated against either of the Corporations. Part II of Schedule 3.8 includes a summary description of each such liability, including, without limitation, (A) the name of each court, agency, bureau, board or body before which any such claim, suit or proceeding is pending, (B) the date such claim, suit or proceeding was instituted, (C) the parties to such claim, suit or proceeding,
(D) a brief description of the factual basis alleged to underlie such claim, suit or proceeding, including the date or dates of all material occurrences, and
(E) the amount claimed and other relief sought, together with copies of all material documents, reports and other records relating thereto to the extent that they are in either of the Corporations' or the Shareholder's possession or control.

               (c) Part III of Schedule 3.8 lists, as of the Signing Date and to the extent not otherwise included in Part I of Schedule 3.8, all liens, claims and encumbrances secured by or otherwise affecting any asset of either of the Corporations (including any Corporate Property, as hereafter defined), including a description of the nature of such lien, claim or encumbrance, the amount secured if it secures a liability, the nature of the obligation secured, and the party holding such lien, claim or encumbrance.

               (d) Part IV of Schedule 3.8 lists, as of the Signing Date and to the extent not otherwise included in Part I or Part III of Schedule 3.8, all real and personal property leasehold interests to which either of the Corporations is a party as lessor or lessee or, to the knowledge of either of the Corporations or the Shareholder, affecting or relating to any Corporate Property, and includes a description of the nature and principal terms of such leasehold interest, including, without limitation, the identity of the other party thereto, the term of such leasehold interest (including renewal options), the base rent and any additional rent owing thereunder (including any adjustments thereto), security deposits, rights of first offer or first refusal, purchase options, and restrictions on transfer.

               Except as described on the applicable part of Schedule 3.8, neither the Corporations nor the Shareholder has made any payment or committed to make any payment since the Balance Sheet Date on or with respect to any of the liabilities or obligations listed on Schedule 3.8 except, in the case of liabilities and obligations listed on Parts I, III and IV of Schedule 3.8, periodic payments required to be made under the terms of the agreements or instruments governing such obligations or liabilities or made in the ordinary course of business.



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          3.9 ACCURATE AND COMPLETE RECORDS. The corporate minute books, stock ledgers, books, ledgers, financial records and other records of the
Corporations:

               (a) have been made available to WCI and its agents at the respective Corporations' offices or at the offices of WCI's attorneys or the respective Corporations' attorneys;

               (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations; and

               (c) are accurate and complete, reflect all material corporate transactions required to be authorized by the Board of Directors and/or Shareholder of the Corporations and do not contain or reflect any material discrepancies.

          3.10 PERMITS AND LICENSES.

               (a) Schedule 3.10(a) is a full and complete list, and includes copies, of all material permits, licenses, franchises, and service agreements pursuant to which each of the Corporations is authorized to collect and haul industrial, commercial and residential solid waste (the "COLLECTION FRANCHISES"), and of all other material permits, licenses, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents constituting a material authorization or entitlement or otherwise material to the operation of the business of each of the Corporations (collectively the "GOVERNMENTAL PERMITS") owned by, issued to, held by or otherwise benefiting either of the Corporations or the Shareholder as of the Signing Date. The status of the Governmental Permits related to the disposal areas owned or used by the Corporation, including, without limitation, any conditions thereto and, if applicable, the expiration dates thereof, are also described in Schedule 3.10(a). Schedule 3.10(a) also sets forth the name of any governmental agency or other third party from whom the Shareholder, the Corporations or WCI must obtain consent (the "REQUIRED GOVERNMENTAL CONSENTS") in order to effect a direct or indirect transfer of the Collection Franchises or other Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. All such consents have been obtained. Except as set forth on Schedule 3.10(a), all of the Collection Franchises and other Governmental Permits enumerated and listed on Schedule 3.10(a) are adequate for the operation of the business of either of the Corporations and of each Corporate Property as presently operated and are valid and in full force and effect. All of said Collection Franchises and other Governmental Permits and agreements have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of the Corporations or the Shareholder, threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Neither the Corporations nor the Shareholder has any knowledge of any reason why all such Governmental Permits and agreements will not remain in effect for the period or term stated therein, subject to WCI's full compliance therewith, after consummation of the transactions contemplated hereby.

               (b) Schedule 3.10(b) includes: (i) all records, notifications, reports, permit and license applications, engineering and geologic studies, and environmental impact



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reports, tests or assessments (collectively, "RECORDS, NOTIFICATIONS AND
REPORTS") that (A) are material to the operation of the business of each of the Corporations, or (B) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (C) were filed with or submitted to appropriate governmental agencies during the past 24 months by either of the Corporations or the Shareholder or their agents with respect to the business of either of the Corporations, and (ii) all material notifications from such governmental agencies to the Corporations, the Shareholder or their agents in response to or relating to any of such Records, Notifications and Reports.

               (c) Schedule 3.10(c) lists, as of the Signing Date, each facility owned, leased, operated or otherwise used by either of the Corporations, the ownership, lease, operation or use of which is being transferred to, assumed by or otherwise acquired directly or indirectly by WCI pursuant to this Agreement (each, a "FACILITY" and collectively, the "FACILITIES"). Except as otherwise disclosed on Schedule 3.10(c):

                    (i) Each Facility owned by either of the Corporations or owned by the Shareholder or an Affiliate (as hereinafter defined) of the Shareholder and leased to either of the Corporations is fully licensed, permitted and authorized to carry on its current business under all applicable federal, state and local statutes, orders, approvals, zoning or land use requirements, rules and regulations, and, none of such Facilities or the current use thereof constitutes a non-conforming use or is otherwise subject to any restrictions regarding the operation, renovation or reconstruction thereof. To the knowledge of the Corporations and the Shareholder, no Facility that is leased by either of the Corporations from a non-Affiliate or the current use thereof constitutes a material non-conforming use or is otherwise subject to any material restrictions regarding the operation, renovation or reconstruction thereof.

                    (ii) There are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any Facility's site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility owned by either of the Corporations or owned by the Shareholder or an Affiliate (as hereinafter defined) of the Shareholder and leased to either of the Corporation, and to the knowledge of the Corporations and the Shareholder there are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any site assessment, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility leased by either of the Corporations from a third party who is not an Affiliate (as hereinafter defined) of the Shareholder.

          3.11 CERTAIN RECEIVABLES. Schedule 3.11 is an accurate list as of the Signing Date of the accounts and notes receivable of the Corporations from and advances to employees, former employees, officers, directors, the Shareholder and Affiliates of the foregoing which have not been repaid. For purposes of this Agreement, the term "AFFILIATE" means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls or has an ownership interest in, or is controlled or owned in whole or in part by, or is under common control or ownership in whole or in part with such person, and in the case of a corporation includes directors and officers, in the case of individuals includes the individual's spouse, father,



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mother, grandfather, grandmother, brothers, sisters, children and grandchildren and in the case of a trust includes the grantors, trustees and beneficiaries of the trust.

          3.12 FIXED ASSETS AND REAL PROPERTY.

               (a) Schedule 3.12(a) lists, as of the Signing Date, substantially all the fixed assets (other than real estate) of the Corporations, including, without limitation, identification of each vehicle by description and serial number, identification of machinery, equipment and general descriptions of parts, supplies and inventory. Except as described on Schedule 3.12(a), all of the Corporations' containers, vehicles, machinery and equipment necessary for the operation of the Corporations' businesses are in operable condition, and all of the motor vehicles and other rolling stock of the Corporations are in compliance with all applicable laws, rules and regulations. All such containers, vehicles, machinery and equipment are substantially free of known defects that would cause them to fail. All leases of fixed assets are in full force and effect and binding upon the parties thereto; neither the Corporations nor, to the knowledge of the Corporations or the Shareholder, any other party to such leases is in breach of any of the material provisions thereof.

               (b) Each parcel of real property leased, owned or being purchased by either of the Corporations as of the Signing Date (the "CORPORATE PROPERTY"), including the street address and, in the case of Corporate Property owned or being purchased, the legal description thereof, is listed on Schedule 3.12(b), and attached to said Schedule 3.12(b), are copies of all leases, deeds, outstanding mortgages, other encumbrances and any existing title insurance policies or lawyer's title opinions relating to each Corporate Property, as well as a current commitment for title insurance issued by a title insurance company satisfactory to WCI with respect to each Corporate Property owned or being purchased by either of the Corporations, together with copies of all of the title exceptions referred to in each such commitment. All leases listed on
Schedule 3.12(b) are in full force and effect and binding on the parties thereto; neither the Corporations nor any other party to any such lease is in breach of any of the material provisions thereof; to the knowledge of the Corporations and the Shareholder, the landlord's interest in each such lease has not been assigned to any third party nor has any such interest been mortgaged, pledged or hypothecated; and neither of the Corporations has assigned any such lease or sublet all or any part of the Corporate Property which is the subject of any such lease. Except as described on Schedule 3.12(b), there are no material physical or mechanical defects in any Facility located on any Corporate Property and each such Facility is in good condition and repair.

               (c) Each of the Corporations has good, valid and marketable title to all properties and assets, real, personal, and mixed, tangible and intangible, actually used or necessary for the conduct of its business, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially reduce the value or impair the use of the property subject thereto, do not materially impair the value of the Corporations, and have arisen only in the ordinary course of business and consistent with past practice; and (iii) the liens identified on Parts I and III of Schedule 3.8 (collectively, the "PERMITTED LIENS"). Except as described on
Schedule 3.12(b), there are no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Facility,



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any Corporate Property, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

          3.13 RELATED PARTY TRANSACTIONS. Neither the Shareholder nor his respective Affiliates has entered into any transaction with or is a party to any agreement, lease or other instrument, or as of the date of this Agreement is indebted to or is owed money by, either of the Corporations not disclosed on the Financial Statements. Except as disclosed in the Financial Statements, neither the Shareholder nor his Affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, shareholder or partner of, or consultant or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of either of the Corporations.

          3.14 CONTRACTS AND AGREEMENTS; ADVERSE RESTRICTIONS.

               (a) Schedule 3.14(a) lists, as of the Signing Date, and includes copies of, all material contracts and agreements (other than leases and documents included with Schedule 3.12(b)) to which a Corporation is a party or by which it or any of its property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements). Except as disclosed on Schedule 3.14(a), all such contracts and agreements included in
Schedule 3.14(a) are in full force and effect and binding upon the parties thereto. Except as described or cross referenced on Schedule 3.14(a), neither of the Corporations or, to the Corporations' or the Shareholder's knowledge, any other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified the Corporations or the Shareholder of a default thereunder, or exercised any options thereunder.

               (b) Except as set forth on Schedule 3.14(b), there is no outstanding judgment, order, writ, injunction or decree against either of the Corporations, the result of which could materially adversely affect either of the Corporations or its business or any of the Corporate Properties, nor has either of the Corporations been notified that any such judgment, order, writ, injunction or decree has been requested.

          3.15 INSURANCE. Schedule 3.15 is a complete list and includes copies, as of the Signing Date, of all insurance policies in effect on the Signing Date or, with respect to "OCCURRENCE" policies that were in effect, carried by either of the Corporations in respect of the Corporate Properties or any other property used by the Corporations specifying, for each policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage, and the annual premium therefor. Each of the Corporations currently carries insurance in the type and amount ordinarily carried by owners or corporations in similar circumstances, in respect to such Corporation's properties, assets and business. During the last five years, there has been no lapse in any material insurance coverage of either of the Corporations. For each insurer providing coverage for any of the contingent or other liabilities listed on Schedule 3.8, except to the extent otherwise set forth in Part II of Schedule 3.8, each such insurer, if required, has been properly and timely notified of such liability, no reservation of rights letters have been received by either of the Corporations and the insurer has assumed defense of each suit or legal proceeding. All such proceedings are fully covered by insurance, subject to normal deductibles.

          3.16 PERSONNEL. Schedule 3.16 is a complete list, as of the Signing Date, of all officers, directors and employees (by type or classification) of each of the Corporations and their respective rates of compensation, including
(i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, stock option, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with non-union officers, directors and employees. Schedule 3.16 also lists the driver's license number for each driver of the Corporations' motor vehicles.

          3.17 BENEFIT PLANS AND UNION CONTRACTS.

               (a) Schedule 3.17(a) is a complete list as of the Signing Date, and includes complete copies (or, in the case of oral arrangements, descriptions), of all employee benefit plans and agreements (written or oral) currently maintained or contributed to by either of the Corporations, including employment agreements and any other agreements containing "GOLDEN PARACHUTE" provisions, retirement plans, welfare benefit plans and deferred compensation agreements, together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Signing Date. Except for the employee benefit plans described on Schedule 3.17(a), neither Corporation has any other pension, retirement, welfare, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements with any party. Except as disclosed on
Schedule 3.17(a), all employee benefit plans listed on Schedule 3.17(a) are fully funded and in substantial compliance with all applicable federal, state and local statutes, ordinances and regulations. All such plans that are intended to qualify under Section 401(a) of the Internal Revenue Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 3.17(a). Except as disclosed on Schedule 3.17(a), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.17(a). All employee benefit plans listed on such Schedule have been operated in accordance with the terms and provisions of the plan documents and all related documents and policies. Neither of the Corporations has incurred any liability for excise tax or penalty due to the Internal Revenue Service or U.S. Department of Labor nor any liability to the Pension Benefit Guaranty Corporation for any employee benefit plan, and neither the Corporations, nor a party-in-interest or disqualified person, has engaged in any transaction or other activity which would give rise to such liability. Neither of the Corporations has participated in or made contributions to any "MULTI-EMPLOYER PLAN" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), nor would either of the Corporations or any affiliate be subject to any withdrawal liability with respect to such a plan if any such employer withdrew from such a plan immediately prior to the Signing Date. No employee pension benefit plan is under funded on a termination basis as of the date of this Agreement.

               (b) Schedule 3.17(b) is a complete list, as of the Signing Date, and includes complete copies of all union contracts and agreements between either of the Corporations and any collective bargaining group. Each of the Corporations is in compliance in all material respects with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to either of the Corporations' or the Shareholder's knowledge, threatened, against either of the Corporations before any court or agency and alleging unlawful discrimination in employment practices and there is no charge of or proceeding with regard to any unfair labor practice against it pending before the National Labor Relations Board. There is no labor strike, dispute, slow down or stoppage as of the Signing Date, existing or threatened against either of the Corporations nor has either of the Corporations experienced any labor strike, slow-down, work stoppage, labor difficulty or other job action during the last five years. No union organizational activity exists respecting employees of either of the Corporations not currently subject to a collective bargaining agreement. The union contracts or other agreements delivered as part of Schedule 3.17(b) constitute all agreements with the unions or other collective bargaining groups, and there are no other arrangements or established practices relating to the employees covered by any collective bargaining agreement; and Schedule 3.17(b) will contain as of the date it is delivered a list of all arbitration or grievance proceedings that have occurred since the Balance Sheet Date. No one has petitioned within the last five years, and no one is now petitioning, for union representation of any employees of either of the Corporations.

               (c) No payment made to any employee, officer, director or independent contractor of either of the Corporations (the "RECIPIENT") pursuant to any employment contract, severance agreement or other arrangement (the "GOLDEN PARACHUTE PAYMENT") will be nondeductible by such Corporation because of the application of Sections 280G and 4999 of the Code to the Golden Parachute Payment, nor will such Corporation be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of Sections 280G and 4999 of the Code.

          3.18 TAXES.

               (a) Both of the Corporations have timely filed or will timely file all requisite federal, state, local and other tax and information returns due for all fiscal periods ended on or before the Closing Date. All such returns are accurate and complete. Except as set forth on Schedule 3.18, there are no open years (other than those within the statute of limitations), examinations in progress, extensions of any statute of limitations or claims against either of the Corporations relating to federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the Signing Date and no notice of any claim for taxes has been received. Copies of
(i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal income, and state franchise, income and sales tax returns of both of the Corporations for their last three fiscal years are attached as part of Schedule
3.18. Copies of all other federal, state, local and other tax and information returns for all prior years of the Corporations' existence have been made available to WCI and are among the records of the Corporations that will accrue to WCI at the Closing. The Corporation has not been contacted by any federal, state or local taxing authority regarding a prospective examination.

               (b) Except as set forth on Schedule 3.18 (which schedule also includes the amount due with respect to each of the Corporations) each of the Corporations has duly paid all taxes and other related charges required to be paid prior to the date of this Agreement. The reserves for taxes contained in the Financial Statements of each of the Corporations are adequate to cover its tax liability as of the Closing Date.

               (c) Each of the Corporations has withheld all required amounts from its employees for all pay periods in full and complete compliance with the withholding provisions of applicable federal, state and local laws. All required federal, state and local and other returns with respect to income tax withholding, social security, and unemployment taxes have been duly filed by each of the Corporations for all periods for which returns are due, and the amounts shown on all such returns to be due and payable have been paid in full.

          3.19 COPIES COMPLETE; REQUIRED CONSENTS. Except as disclosed on
Schedule 3.19, the certified copies of the Articles of Incorporation and Bylaws of each of the Corporations, as amended to the Signing Date, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents that have been delivered to WCI in connection with the transactions contemplated hereby are complete and accurate as of the Signing Date and are true and correct copies of the originals thereof. Except as specifically disclosed on Schedule 3.19, the rights and benefits of the Corporation will not be adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof. None of such leases, instruments, agreements, licenses, permits, site assessments, certificates or other documents requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby, except the Required Governmental Consents, such consents and approvals as are listed on Schedule 3.19, all of which have been given or obtained.

          3.20 CUSTOMERS, BILLINGS, CURRENT RECEIPTS AND RECEIVABLES. Schedule
3.20 is a current, accurate and complete list of, and includes:

               (a) the customers that each of the Corporations serves on an ongoing basis, including name, location and current billing rate, as of the Signing Date;

               (b) an accurate and complete aging of all accounts and notes receivable from customers as of the last day of the month preceding the month in which such Schedule is delivered, showing amounts due in 30-day aging categories. Except to the extent of the allowance for bad debts reflected on the Financial Statements or otherwise disclosed on Schedules 3.11 and 3.20, each of the Corporations' accounts and notes receivable are collectible in the amounts shown on Schedules 3.11 and 3.20 and

               (c) the average monthly revenues of each of the Corporations derived from billings to its customers for each of the twelve (12) months preceding the Signing Date. Except as set forth on Schedule 3.20, neither the Corporations nor the Shareholder has any knowledge of any reason why either of the Corporations' average monthly revenues derived from billings to its customers after the Closing Date should not continue at approximately the same rate as before the Signing Date.

          3.21 NO CHANGE WITH RESPECT TO THE CORPORATION. Except as set forth on
Schedule 3.21, since the Balance Sheet Date, the business of each of the Corporations has been conducted only in the ordinary course and there has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of either of the Corporations other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse. Specifically, and without limiting the generality of the foregoing, except as set forth on Schedule 3.21, with respect to each of the Corporations, since the Balance Sheet Date, there has not been:

               (a) any material change in its financial condition, assets, liabilities (contingent or otherwise), income, operations or business which would have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), income, operations or business of such Corporation, taken as a whole;

               (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting any material portion of its properties or business;

               (c) any change in or agreement to change (i) its Shareholder,
(ii) ownership of its authorized capital or outstanding securities, or (iii) its securities;

               (d) any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

               (e) any increase or bonus or promised increase or bonus in the compensation payable or to become payable by it, in excess of usual and customary practices, to any of its directors, officers, employees or agents, or any accrual or arrangement for or payment of any bonus or other special compensation to any employee or any severance or termination pay paid to any of its present or former officers or other key employees;

               (f) any labor dispute or any other event or condition of any character with respect to either of the Corporations' employees, materially adversely affecting such Corporation's business or future prospects;

               (g) any sale or transfer, or any agreement to sell or transfer, any of its material assets, property or rights to any other person, including, without limitation, the Shareholder and his Affiliates, other than in the ordinary course of business;

               (h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to it, including, without limitation, any indebtedness or obligation of the Shareholder or any Affiliate thereof;

               (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

               (j) any purchase or acquisition of, or any agreement, plan or arrangement to purchase or acquire, any of its property, rights or assets outside the ordinary course of its business;

               (k) any waiver of any of its material rights or claims;

               (l) any new or any amendment or termination of any existing material contract, agreement, license, permit or other right to which it is a party; or

               (m) any other material transaction outside the ordinary course of its business.

          3.22 CLOSING DATE DEBT; BALANCE SHEET DATE CURRENT ASSETS AND BALANCE SHEET DATE CURRENT LIABILITIES.

               (a) On the Closing Date, the Shareholder shall deliver to WCI
Schedule 3.22(a) that will list (i) the amount of the aggregate debt (excluding trade payables) of each of the Corporations outstanding on the Closing Date required to be repaid by WCI or one of the Corporations at or immediately after the Closing Date and all prepayment penalties incurred or to be incurred by WCI or one of the Corporations in connection with the repayment of any such debt,
(ii) the amount of the aggregate debt (excluding trade payables) of each of the Corporations outstanding on the Closing Date which will remain outstanding obligations of such Corporation after the Closing Date, and all prepayment penalties applicable to such debt if repaid prior to maturity, including in each case all interest accrued through and including the Closing Date, (iii) the aggregate amount of the present value as of the Closing Date, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to each of the Corporations by a third party lender in connection with its most recent borrowing to finance equipment, of all lease obligations of the Corporations that are not capitalized lease obligations and (iv) the aggregate amount of the present value as of the Closing Date of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) of the Corporations (the "CLOSING DATE DEBT"). Schedule 3.22(a) includes wire transfer instructions for creditors whose Closing Date Debt WCI has designated for payment, and attached to Schedule 3.22(a) are pay-off letters or instructions from such creditors in the form provided by WCI's bank or acceptable to WCI.

               (b) On the Closing Date, the Shareholder shall deliver to WCI
Schedule 3.22(b) that will list as of the Balance Sheet Date the amount of the aggregate current liabilities (including any reserve for unpaid taxes and excluding the current portion of long-term debt to the extent such current portion will be included in Closing Date Debt) and trade payables of the Corporation as of the Balance Sheet Date (the "BALANCE SHEET DATE CURRENT LIABILITIES") and the amount of the aggregate cash and other current assets of the Corporation as of the Balance Sheet Date, including prepaid expenses the benefit of which survives the Balance Sheet Date and the accounts receivable of the Corporation earned prior to the Balance Sheet Date and collectible (less an allowance for doubtful accounts) on or after the Balance Sheet Date (the "BALANCE SHEET DATE CURRENT ASSETS").

          3.23 BANK ACCOUNTS.

               (a) Schedule 3.23(a) is a complete and accurate list, as of the Signing Date, of:

                    (i) the name of each bank in which either of the Corporations has accounts or safe deposit boxes;

                    (ii) the name(s) in which the accounts or boxes are held;

                    (iii) the type of account; and

                    (iv) the name of each person authorized to draw thereon or have access thereto.

               (b) Schedule 3.23(b) is a complete and accurate list, as of the Closing Date, of:

                    (i) each credit card or other charge account issued to either of the Corporations; and

                    (ii) the name of each person to whom such credit cards or other charge accounts have been issued.

          3.24 COMPLIANCE WITH LAWS. Except as disclosed on Schedule 3.24, each of the Corporations has complied with, and each of the Corporations is presently in compliance with, federal, state and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to it (collectively "LAWS"), including, but not limited to, the Americans with Disabilities Act, the Federal Occupational Safety and Health Act, and Laws relating to the public health, safety or protection of the environment (collectively, "ENVIRONMENTAL LAWS"). Except as disclosed on Schedule 3.24, there has been no assertion by any party that either of the Corporations is in violation of any Laws. Specifically and without limiting the generality of the foregoing, except as disclosed on
Schedule 3.24:

               (a) Except as permitted under applicable laws and regulations, including, without limitation, the federal Resource Conservation Recovery Act, 42 USC Section 6901 et seq. ("RCRA"), neither of the Corporations has accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Material (as defined in Section 3.24(e) below) nor has either of the Corporations accepted, processed, handled, transferred, generated, treated, stored or disposed of asbestos, medical waste, radioactive waste or municipal waste, except in compliance with Environmental Laws.

               (b) During each of the Corporations' ownership or leasing of the Corporate Property owned or leased by it and, to the knowledge of the Corporations and the Shareholder, prior to the Corporations' ownership or leasing of such Corporate Property, no Hazardous Material, other than that allowed under Environmental Laws, including, without limitation, RCRA, has been disposed of, or otherwise released on any Corporate Property.

               (c) During each of the Corporations' ownership or leasing of the Corporate Property owned or leased by it and, to the knowledge of the Corporations and the Shareholder, prior to the Corporations' ownership or leasing of such Corporate Property, no Corporate Property has ever been subject to or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from any Corporate Property or any real property now or previously owned or leased by a Corporation.

There are no pending and, to the Corporations' and the Shareholder's knowledge, no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition of the Corporate Property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

               (d) Except as allowed under Environmental Laws, neither of the Corporations has knowingly sent, transported or arranged for the transportation or disposal of any Hazardous Material, to any site, location or facility.

               (e) As used in this Agreement, "HAZARDOUS MATERIAL" means the substances (i) defined as "HAZARDOUS WASTE" in 40 CFR 261, and substances defined in any comparable Oregon statute or regulation; (ii) any substance the presence of which requires remediation pursuant to any Environmental Laws; and
(iii) any substance required to be disposed of in a manner expressly prescribed by Environmental Laws.

          3.25 POWERS OF ATTORNEY. Neither of the Corporations has granted any power of attorney (except routine powers of attorney relating to representation before governmental agencies) or entered into any agency or similar agreement whereby a third party may bind or commit either of the Corporations in any manner.

          3.26 UNDERGROUND STORAGE TANKS. Except as set forth on Schedule 3.26, no underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or Environmental Laws are currently or have been located on any Corporate Property. Except as set forth on Schedule 3.26, neither of the Corporations has owned or leased any real property not included in the Corporate Property having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280. As to each such underground storage tank ("UST") identified on
Schedule 3.26, each of the Corporations has provided to WCI, on Schedule 3.26:

               (a) the location of the UST, information and material, including any available drawings and photographs, showing the location, and whether either of the Corporations currently owns or leases the property on which the UST is located (and if neither of the Corporations currently owns or leases such property, the dates on which one of the Corporations did and the current owner or lessee of such property);

               (b) the date of installation and specific use or uses of the UST;

               (c) copies of tank and piping tightness tests and cathodic protection tests and similar studies or reports for each UST;

               (d) a copy of each notice to or from a governmental body or agency relating to the UST;

               (e) other material records with regard to the UST, including, without limitation, repair records, financial assurance compliance records and records of ownership; and

               (f) to the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to either of the Corporations', or the

Shareholder's knowledge, the UST failed to meet applicable standards and regulations for tightness or otherwise and the extent of such failure, and any other operational or environmental problems with regard to the UST, including, without limitation, spills, including spills in connection with delivery of materials to the UST, releases from the UST and soil contamination.

        Except to the extent set forth on Schedule 3.26, each of the Corporations has complied with Environmental Laws regarding the installation, use, testing, monitoring, operation and closure of each UST described on
Schedule 3.26.

          3.27 PATENTS, TRADEMARKS, TRADE NAMES, ETC. Schedule 3.27 lists all patents, tradenames, fictitious business names, trademarks, service marks, and copyrights owned by either of the Corporations or which either of the Corporations is licensed to use (other than licenses to use software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to retail purchasers of such software). No patents, trade secrets, know-how, intellectual property, trademarks, trade names, assumed names, copyrights, or designations used by either of the Corporations in its business infringe on any patents, trademarks, or copyrights, or any other rights of any person. Neither the Corporations nor the Shareholder knows or has any reason to believe that there are any claims of third parties to the use of any such names or any similar name, or knows of or has any reason to believe that there exists any basis for any such claim or claims.

          3.28 ASSETS, ETC., NECESSARY TO BUSINESS. Each of the Corporations owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and, except as disclosed on Schedules 3.5, 3.10(a), 3.10(c), 3.14(a) and 3.19, is a party to all Collection Franchises and Governmental Permits and other agreements necessary to permit it to carry on its business as presently conducted. All of said Collection Franchises and Governmental Permits and agreements have been duly obtained and, except as disclosed on Schedules 3.5, 3.8-Part II, 3.10(a), 3.10(c) 3.14(a) and 3.19, are in full force and effect and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Neither the Corporations nor the Shareholder has any knowledge of any reason why all such Collection Franchises and Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

          3.29 CONDEMNATION. No Corporate Property owned or leased by either of the Corporations is the subject of, or would be affected by, any pending condemnation or eminent domain proceedings, and, to the knowledge of the Corporations and the Shareholder, no such proceedings are threatened.

          3.30 SUPPLIERS AND CUSTOMERS. The relations between each of the Corporations and its customers are good. Neither of the Corporations or the Shareholder has knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers supplying products, components, materials or providing use of, or access to, landfills or disposal sites to either of the Corporations intends to cease providing such items to either of the Corporations, nor do the Corporations or the Shareholder have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of the Corporations intends to terminate, limit or reduce its business relations with either of the Corporations.

          3.31 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither of the Corporations nor the Shareholder has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of either of the Corporations in connection with any actual or proposed transaction which (a) might subject either of the Corporations to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the financial condition, business or results of operations of either of the Corporations, or (c) if not continued in the future, might adversely affect the financial condition, business or operations of either of the Corporations or which might subject either of the Corporations to suit or penalty in any private or governmental litigation or proceeding.

          3.32 DISCLOSURE SCHEDULES. Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

          3.33 NO MISLEADING STATEMENTS. The representations and warranties of the Corporations and the Shareholder contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to WCI and its representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

          3.34 KNOWLEDGE. Wherever reference is made in this Agreement to the "KNOWLEDGE" of the Shareholder, such term means the actual knowledge of the Shareholder or any knowledge which should have been obtained by the Shareholder upon reasonable inquiry by a reasonable business person. Wherever reference is made in this Agreement to the "KNOWLEDGE" of either of the Corporations, such term means the actual knowledge of any management employee, officer or director of such Corporation or any knowledge which should have been obtained by any such person upon reasonable inquiry by a reasonable business person.

          3.35 BROKERS; FINDERS. No person has acted directly or indirectly as a broker, finder or financial advisor for either of the Corporations or the Shareholder in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of either of the Corporations or the Shareholder.

          3.36 S CORPORATION. Each of the Corporations has elected to be treated as an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended (the "CODE"), for the years listed on Schedule 3.36.

        4. REPRESENTATIONS AND WARRANTIES OF WCI

        WCI represents and warrants to the Shareholder that each of the following representations and warranties is true as of the Closing Date:

          4.1 EXISTENCE AND GOOD STANDING. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WCI has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. WCI is not required to be qualified or licensed to conduct business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on its financial condition.

          4.2 NO CONTRACTUAL RESTRICTIONS. No provisions exist in any article, document or instrument to which WCI is a party or by which it is bound which would be violated by consummation of the transactions contemplated by this Agreement.

          4.3 AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by WCI and, subject to the due authorization, execution and delivery by the Corporations and the Shareholder, constitutes a legal, valid and binding obligation of WCI. WCI has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on its business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to WCI; (b) conflict with any of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of WCI; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which WCI is a party or by which it is bound.

          4.4 NO MISLEADING STATEMENTS. The representations and warranties of WCI contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to the Shareholder pursuant hereto are accurate and complete in all material respects, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

          4.5 BROKERS; FINDERS. No person has acted directly or indirectly as a broker, finder or financial advisor for WCI in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of WCI.

          4.6 DISCLOSURE SCHEDULES. Any matter disclosed by WCI on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

     5. COVENANTS FROM SIGNING TO CLOSING DATE

          5.1 OPERATIONS. Between the Signing Date and the Closing Date, each of the Corporations and the Shareholder will cause each of the Corporations to:

               (a) Carry on its business in substantially the same manner as it has heretofore and not introduce any material new method, or discontinue any existing material method, of operation or accounting;

               (b) Maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (c) Perform all of its material obligations under agreements relating to or affecting its assets, properties, business operations and rights;

               (d) Keep in full force and effect present insurance policies or other comparable insurance coverage;

               (e) Use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having business relations with it;

               (f) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of each of the Corporations;

               (g) maintain material compliance with all Collection Franchises and Governmental Permits and all laws, rules, regulations and consent orders;

               (h) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of each of the Corporations' business operations, whether or not such approval would expire before or after the Closing; and

               (i) advise WCI promptly in writing of any material change in any document, Schedule, Exhibit, or other information delivered pursuant to this Agreement.

          5.2 NO CHANGE. Between the Signing Date and the Closing Date, neither of the Corporations nor the Shareholder will permit either of the Corporations to take any action described below without the prior written consent of WCI:

               (a) make any change in its Articles of Incorporation or Bylaws;

               (b) authorize, issue, transfer or distribute any securities;

               (c) declare or pay any dividend or make any distribution in respect of its capital stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

               (d) enter into any contract or commitment or incur or agree to incur any liability other than in the ordinary course of business other than the transactions contemplated by this Agreement or make any single capital expenditure in excess of $10,000 or in excess of $25,000 in the aggregate during any consecutive thirty (30) day period without regard to whether such capital expenditure is in the ordinary course of business;

               (e) except as set forth on Schedule 3.16, change or promise to change the compensation payable or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person;

               (f) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

               (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

               (h) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

               (i) waive any material rights or claims;

               (j) amend or terminate any material agreement or any site assessment, permit, license or other right;

               (k) enter into any other transaction outside the ordinary course of that Corporation's business or prohibited hereunder; or

               (l) take any action or suffer or permit any event to occur that would cause any representation or warranty of either of the Corporations or the Shareholders to become untrue as of the Closing Date.

          5.3 OBTAIN CONSENTS. Promptly after the execution of this Agreement, each of the Corporations will, and the Shareholder shall cause the Corporations to, make all filings and take all steps reasonably necessary to obtain all other approvals and consents required to be obtained by the Corporations or the Shareholder to consummate the transactions contemplated by this Agreement and otherwise to satisfy the conditions of Section 6.7.

          5.4 ACCESS; CONFIDENTIAL INFORMATION. Between the Signing Date and the Closing Date, the Shareholder and the Corporations will, and the Shareholder will cause the Corporations to, afford to the officers and authorized representatives of WCI, including, without limitation, its engineers, counsel, independent auditors and investment bankers, access to the Facilities, plants, Corporate Properties and other properties, books and records of each of the Corporations, and will furnish WCI with such additional financial and operating data and other information as to the business and properties of the Corporations as WCI may from time to time reasonably request. The Shareholders will and will cause the Corporations to cooperate with WCI, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. WCI will cause all information obtained from the Shareholder and the Corporations in connection with the negotiation and performance of this Agreement which the Shareholder or the Corporations have stamped or otherwise marked as confidential to be treated as confidential (except such information which is in the public domain or which WCI may be required to disclose to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to the Corporations or the Shareholder. The Corporations will not, and the Shareholder will not and will cause the Corporations not to, disclose to any third persons other than their accountants, bankers or legal counsel any of the terms or provisions of this Agreement prior to or after the Closing Date without the prior written consent of WCI.

          5.5 NOTICE OF MATERIAL ADVERSE CHANGE. WCI shall promptly notify the Shareholder of any material adverse change in its business or financial condition between the Signing Date and the Closing Date.

     6. CONDITIONS PRECEDENT TO OBLIGATION OF WCI TO CLOSE.

        The obligations of WCI under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by WCI:

          6.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the corporations and the Shareholder contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by the Corporations or the Shareholder under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all material respects as of the Closing Date

          6.2 CONDITIONS. The Corporations and the shareholder shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

          6.3 NO MATERIAL ADVERSE CHANGE. Since the Signing Date, there shall not have been any material adverse change in the condition (financial or otherwise), business, properties or assets of the Corporations.

          6.4 CERTIFICATES. The President of each of the Corporations shall have delivered to WCI a certificate, dated as of the Closing Date, in form and substance satisfactory to WCI, certifying to the fulfillment of the conditions set forth in Sections 6.1, 6.2 and 6.3, and the Shareholders shall have delivered to WCI a certificate dated as of the Closing Date, in form and substance satisfactory to WCI, certifying to the fulfillment of the conditions set forth in Section 6.1, 6.2 and 6.3 applicable to the Shareholder.

          6.5 NO LITIGATION. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

          6.6 OTHER DELIVERIES. The Shareholder shall have delivered the items which they are required to deliver under Section 8 of this Agreement.

          6.7 GOVERNMENTAL APPROVALS; CONSENTS TO TRANSFER. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received, and each other party whose consent is required to the transactions contemplated by this Agreement, including without limitation (if applicable) each party to any contract with either of the Corporations, the Gresham Consent, and each jurisdiction issuing or granting any other Governmental Permit, shall have consented to such transactions, and every other Required Governmental Consent shall have been obtained. Provided however, the parties hereto agree that the Closing shall not be contingent on the receipt of the consent of the City of Fairview or the City of Portland.

          6.8 RELEASE OF SECURITY INTERESTS. All securities interests in assets of each of the Corporations that have been created in favor of financial institutions or other lenders to secure indebtedness of the Shareholder or his Affiliates shall have been released.

          6.9 SCHEDULES. WCI shall have received all of the schedules to this Agreement not provided by the Signing Date, and all such schedules shall be satisfactory to WCI or any problems reflected in, or indicated by, such schedules shall have been resolved to the satisfaction of WCI.

          6.10 VEHICLE TITLES. The Corporations and the Shareholder shall have delivered to WCI copies of titles to all vehicles listed on Schedule 3.12, and such titles shall reflect that the vehicles are owned by CSS or MSS.

        7. CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDER TO CLOSE.

        The obligations of the Shareholder under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by the Shareholder:

          7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of WCI contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by WCI under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all respects as of the Closing Date.

          7.2 CONDITIONS. WCI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date.

          7.3 CERTIFICATE. WCI shall have delivered to the Shareholder a certificate, dated as of the Closing Date, in form and substance satisfactory to the Shareholder, certifying to the fulfillment of the conditions set forth in Sections 7.1 and 7.2.

          7.4 NO LITIGATION. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

          7.5 OTHER DELIVERIES. WCI shall have delivered the items which it is required to deliver under Section 8 of this Agreement.

     8. CLOSING DELIVERIES.

        At the Closing, the respective parties shall make the deliveries indicated:

          8.1 WCI DELIVERIES. WCI shall deliver the Purchase Price required to be delivered on the Closing Date pursuant to Section 1.2.

          8.2 SHAREHOLDER DELIVERIES.

               (a) The Shareholder shall deliver to WCI the certificates representing the outstanding Corporations' Stock free and clear of all liens, security interests, claims and encumbrances, accompanied by a stock power duly executed in blank.

               (b) The Shareholder shall deliver to WCI an opinion of counsel for the Shareholder, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 8.2(b).

               (c) The Shareholder shall deliver evidence reasonably satisfactory to WCI that all required third-party consents to the transactions contemplated hereby, including without limitation all Required Governmental Consents and all required consents of the landlords under all real estate leases to which either of the Corporations is a party, were obtained and the Shareholder shall deliver an estoppel certificate from the landlords under all real estate leases to which either of the Corporations is a party confirming the terms thereof and the rental amount owing thereunder, certifying that such lease is in full force and effect, that such Corporation is not in default under any of the terms or conditions thereof, that there have been no amendments or modifications to any such lease (or specifying the same), and otherwise containing such statements and certifications as WCI may require.

               (d) Each of the Corporations shall deliver to WCI evidence satisfactory to WCI showing that all written employment contracts and all oral employment contracts other than those that are terminable "AT WILL" without payment of severance (other than normal severance benefits approved by WCI) or other benefits with non-union employees of that Corporation (including, without limitation, stock options or other rights to obtain equity in that Corporation) have been terminated, effective on or before the Closing Date.

               (e) The Corporations shall deliver Schedules 1.2(a), 1.2(b), 1.2(c), 1.2(d) and 3.22(b) to WCI at the Closing.

               (f) The Shareholder shall cause each officer and director of each of the Corporations to deliver a resignation as an officer and/or director of that Corporation together with a general release releasing that Corporation from all obligations under any indemnification agreements, the charter documents of that Corporation, or otherwise, arising out of or relating to this Agreement or the consummation of the transactions contemplated thereby, other than obligations arising after the Closing Date under this Agreement.

        9. ADDITIONAL COVENANTS OF WCI, THE CORPORATIONS AND THE SHAREHOLDER

          9.1 NO DELAY. The Corporations, the Shareholder and WCI covenant and agree from and after the date hereof not to hinder in any way or unreasonably delay the Closing Date and to use their respective reasonable efforts to obtain required Governmental Consents and otherwise to cause the Closing Date to occur as soon as reasonably practicable after the Signing Date, provided, however, that in using its reasonable efforts WCI shall not be required to take any action or to agree to any condition, including without limitation any condition imposed by any government authority with respect to the transfer of any Governmental Permit, that, in WCI's reasonable judgment, imposes a materially adverse financial burden or operating condition on WCI

          9.2 RELEASE OF GUARANTIES. WCI shall use reasonable efforts to obtain the termination and release promptly after the Closing Date of the personal guaranties of the Shareholder listed on Schedule 9.2, all of which relate to indebtedness of either of the Corporations included in the Financial Statements as of the Balance Sheet Date or WCI shall indemnify the Shareholder and hold him harmless from and against all losses, expenses or claims by third parties to enforce or collect indebtedness owed by either of the Corporations as of the Closing Date which is personally guaranteed by the Shareholder pursuant to such guaranties. The Shareholder may notify the obligees under such guaranties that he has terminated his obligations under such guaranties. The Shareholder shall cooperate with WCI in obtaining such releases.

          9.3 RELEASE OF SECURITY INTERESTS. Between the Signing Date and the Closing Date, the Shareholder and his respective Affiliates shall cause those security interests in the assets of the Corporations that have been created in favor of financial institutions or other lenders to secure indebtedness (other than indebtedness of that Corporation) of the Shareholder or his respective Affiliates to be released in a manner reasonably satisfactory to WCI, and shall cause all guaranties by that Corporation relating to the indebtedness of the Shareholder to be released to the reasonable satisfaction of WCI.

          9.4 CONFIDENTIALITY. Neither of the Corporations nor the Shareholder shall disclose or make any public announcements of the transactions contemplated by this Agreement without the prior written consent of WCI, unless required to make such disclosure or announcement by law, in which event the party making the disclosure or announcement shall notify WCI at least 24 hours before such disclosure or announcement is expected to be made. WCI shall not disclose or make any public announcement of the financial terms of this

Agreement without the prior written consent of the Shareholder, unless required to make such disclosure or announcement by law, including, but not limited to, disclosures required to comply with the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

          9.5 BROKERS AND FINDERS FEES. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

          9.6 TAXES. WCI shall reasonably cooperate, at the expense of the Shareholder, with the Shareholder with respect to any matters involving the Shareholder arising out of the Shareholder's ownership of the Corporations prior to the Closing, including matters relating to tax returns and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, WCI shall make available to the Shareholder such files, documents, books and records of the Corporations for inspection and copying as may be reasonably requested by the Shareholder and shall cooperate with the Shareholder with respect to retaining information and documents which relate to such matters.

          9.7 SHORT YEAR TAX RETURNS. After the Closing Date, the Shareholder shall prepare at his sole cost and expense, all short year federal, state, county, local and foreign tax returns required by law for the period beginning with the first day of each of the Corporations' fiscal years in which the Closing occurs and ending with the Effective Date. Each such return shall be prepared in a financially responsible and conservative manner and shall be delivered to WCI together with all necessary supporting schedules within 120 days following the Closing Date for its approval (but such approval shall not relieve the Shareholder of his responsibility for the taxes assessed under these returns). The Shareholder shall be responsible for the payment of all taxes shown to be due or that may come to be due on such returns or otherwise relating to the period prior to the Effective Date in excess of the amount of any reserve for taxes included in Balance Sheet Date Current Liabilities. The Shareholder shall also be responsible for all taxes arising from the conversion of either of the Corporations from a cash to accrual basis of reporting whether or not due on such returns or on the first return filed by either of the Corporations for the period commencing after the Effective Date. At the time of the delivery of the returns, the Shareholder shall contemporaneously deliver to WCI checks payable to the respective taxing authorities in amounts equal to the amount due. WCI shall sign tax returns and cause such returns to be timely filed with the appropriate authorities. The Shareholder shall be entitled to receive all refunds shown on said returns and any such refunds received by either of the Corporations or WCI shall be remitted to the Shareholder.

          9.8 GENERAL RELEASE BY SHAREHOLDER. The Shareholder hereby fully releases and discharges each of the Corporations and its directors, officers, agents and employees from all rights, claims and actions, known or unknown, of any kind whatsoever, which the Shareholder now has or may hereafter have against either of the Corporations and its directors, officers, agents and employees, arising out of or relating to events arising prior to or on the Closing Date, except (a) as may be described in written contracts disclosed in Schedule 9.8 and expressly described and specifically excepted from this release in Schedule 9.8, (b) compensation as an employee of either of the Corporations for current periods expressly described and excepted from such release on Schedule 9.8, and
(c) for the obligations of either of the Corporations arising after the Closing Date under this Agreement. Specifically, but not by way of limitation, the Shareholder waives any right of indemnification, contribution or other recourse against the Corporations which he now has or may hereafter have against either of the Corporations with respect to representations, warranties or covenants made in this Agreement by such Corporation.

               The Shareholder hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code, which states as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS TO WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Shareholder understands and acknowledges the significance and consequence of this waiver of Section 1542 and nevertheless elects to, and does, release those claims described in this Section 9.8, known or unknown, that it may have now or in the future arising out of or relating to any event arising on or prior to the date of this Agreement.

          9.9 CERTAIN TAX MATTERS. The Shareholder acknowledges that WCI has indicated its intention to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended. The Shareholder agrees that WCI, in its discretion, may make such election; provided, however, that such election shall be made no later than the due date for such election. If such election is made by WCI:

               (a) WCI shall be authorized to complete Form 8023-A;

               (b) The Shareholder shall sign such completed Form 8023-A at the Closing; and

               (c) WCI and the Shareholder shall agree upon the allocation of the Purchase Price among the assets (including intangible assets) of each of the Corporations.

     10. INDEMNIFICATION

          10.1 INDEMNITY BY THE SHAREHOLDER. The Shareholder, subject to the limitations set forth in Section 10.2, covenants and agrees that he will indemnify and hold harmless WCI, the Corporations and their respective directors, officers and agents and their respective successors and assigns (collectively the "WCI INDEMNITEES"), from and after the date of this Agreement and until the expiration of the applicable statute of limitations against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures, including, without limitation, any "ENVIRONMENTAL SITE LOSSES" (as such term is hereinafter defined) identified by a WCI Indemnitee in a Claims Notice (as defined in Section 10.3(a)), or asserted by a WCI Indemnitee in litigation commenced against the Shareholder provided that in either case any such Claims Notice shall be given or the litigation commenced prior to the expiration of the applicable statute of limitations (irrespective of the date of discovery), with respect to each of the following contingencies (all, the "10.1 INDEMNITY EVENTS"):

               (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Shareholder or either of the Corporations pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

               (b) The design, development, construction or operation of any Facility or any other "ENVIRONMENTAL SITE" as hereinafter defined, or the installation or operation of a UST during any period on or prior to the Closing Date, in excess of the amount of liability with respect thereto, if any, set forth on Part II of Schedule 3.8. As used in this Agreement, "ENVIRONMENTAL SITE" shall mean any Facility, any UST and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property owned, leased, controlled or operated by either of the Corporations or by any predecessor thereof on or prior to the Closing Date. As used in this Agreement, "ENVIRONMENTAL SITE LOSSES" shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities on or affecting any Facility, any UST or any other Environmental Site, including, but not limited to (x) any actual or alleged violation of any law or regulation respecting the protection of the environment, including, but not limited to, RCRA and CERCLA or any other law or regulation respecting the protection of the air, water and land and (y) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any "RELEASE" (as defined below) of pollutants (including odors) or Hazardous Substances from any Facility, any UST or any other Environmental Site resulting from activities thereat, whether such Release is into the air, water (including groundwater) or land and whether such Release arose before, during or after the Closing Date. The term "RELEASE" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment. Notwithstanding anything in this paragraph to the contrary, it is specifically understood and agreed that a Release composed solely of Hazardous Substances contained in household waste lawfully disposed of in a landfill during the time either of the Corporations owned and/or operated such landfill does not constitute an Environmental Site Loss.

               (c) All matters on Schedule 3.8, Part II, or required to be described on Schedule 3.8, Part II, of which either of the Corporations or the Shareholder have knowledge on the Closing Date and which are not so described.

               (d) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and reasonable expenses of investigation) incident to any of the foregoing.

          10.2 LIMITATIONS ON SHAREHOLDER'S INDEMNITIES.

               (a) The obligations of the Shareholder to indemnify the WCI Indemnitees as provided in Section 10.1 shall be equal to the amount by which the cumulative amount of all such liabilities, claims, damages deficiencies, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses, expenditures and Environmental Site Losses with respect to any or all
10.1 Indemnity Events exceed fifty thousand ($50,000) (the "GENERAL DEDUCTIBLE AMOUNT"); provided, that the amount of any obligation of indemnity arising pursuant to Section 10.1(a) with respect to any representation, warranty or covenant contained in Sections 3.1 through 3.5; 3.12(c), 3.18, 3.22 and 9.6 hereof and pursuant to Section 10.1(c) shall not be subject to the General Deductible Amount and shall not count toward the General Deductible Amount.

               (b) The maximum amount which WCI can recover as a result of one or more 10.1 Indemnity Events pursuant to the provisions hereof for Claims shall not in the aggregate exceed the Purchase Price as adjusted.

               (c) The obligations of the Shareholder under Section 10.1 shall expire, unless a Claims Notice is given or litigation is commenced on or prior to the expiration of the applicable statute of limitations.

          10.3 NOTICE OF INDEMNITY CLAIM.

               (a) In the event that any claim ("CLAIM") is hereafter asserted against or arises with respect to any WCI Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, the WCI Indemnitee shall notify the Shareholder (as applicable collectively, the "INDEMNIFYING PARTY") in writing thereof (the "CLAIMS NOTICE") within 60 days after (i) receipt of written notice of commencement of any third party litigation against such WCI Indemnitee, (ii) receipt by such WCI Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such WCI Indemnitee, or (iii) such WCI Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the WCI Indemnitee.

               (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) do not exceed the limit set forth in Section 10.2 at the time the Claim is made, by the Indemnifying Party's own counsel; provided, however, the Indemnifying Party may assume and undertake the defense of such a third party Claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to fully indemnify the WCI Indemnitee with respect to such action. The WCI Indemnitee may participate, at the WCI Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of the WCI Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party.

               (c) If, within ten (10) days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have provided the written agreement required by Section 10.3(b) and elected to defend the Claim, the WCI Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. The Indemnifying Party shall promptly, and in any event within ten (10) days after demand therefor, reimburse the WCI Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

               (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 10.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder but only to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

               (e) In the event both the WCI Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel the WCI Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the WCI Indemnitee and the Indemnifying Party in the same action or proceeding and the WCI Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

          10.4 LIABILITY FOR BREACHES OF REPRESENTATIONS AND WARRANTIES. The liability of a party making the representations and warranties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "REPRESENTATIONS AND WARRANTIES") for a breach thereof shall survive the consummation of the transactions contemplated hereby.

          10.5 NO EXHAUSTION OF REMEDIES OR SUBROGATION; RIGHT OF SET OFF. The Shareholder waives any right to require any WCI Indemnitee to (i) proceed against either of the Corporations; (ii) proceed against any other person; or
(iii) pursue any other remedy whatsoever in the power of any WCI Indemnitee. WCI may, but shall not be obligated to, set off against any and all payments due the Shareholder any amount to which any WCI Indemnitee is entitled to be indemnified hereunder with respect to any 10.1 Indemnity Event. Such right of set off shall be separate and apart from any and all other rights and remedies that the Indemnities may have against the Shareholder or his successors. WCI agrees to use reasonable efforts to pursue recovery under insurance policies in effect at the time of a 10.1 Indemnity Event before pursuing indemnification from the Shareholder.

        11. OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDER AND WCI

          11.1 RESTRICTIVE COVENANTS. As to the Corporations, the Shareholder and his Affiliates acknowledge that (i) WCI, as the purchaser of the Corporations' Stock, is and will be engaged in the same business as the Corporations (the "BUSINESS"); (ii) the Shareholder and his Affiliates are intimately familiar with the Business; (iii) the Business is currently conducted in the State of Oregon and WCI intends to continue the Business in Oregon and intends, by acquisition or otherwise, to expand the Business into other geographic areas of Oregon where it is not presently conducted; (iv) the Shareholder and his Affiliates have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this Section 11.1 are essential to protect the Business and the goodwill being acquired; and (vi) the Shareholder and his Affiliates have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this
Section 11 will not impair such ability. The Shareholder covenants and agrees as set forth in (a), (b) and (c) below with respect to the Corporations:

               (a) NON-COMPETE. For a period commencing on the Closing Date and terminating five years thereafter (the "RESTRICTED PERIOD"), neither the Shareholder nor any of his Affiliates shall, anywhere within a 100-mile radius of Portland, Oregon or in any county in Oregon where either of the Corporations or WCI or one of its subsidiaries as of the Closing Date owns or operates a business similar to the Business (the "RESTRICTED AREA"), directly or indirectly, acting individually or as the owner, shareholder, partner, or employee of any entity other than WCI or one of its subsidiaries, (i) engage in the operation of a solid waste collection, transporting, disposal and/or composting business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in such activities; (iii) as owner or lessor of real estate or personal property, rent to or lease any facility, equipment or other assets to any business engaged in the same business as either of the Corporations; or (iv) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that the Shareholder may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided the Shareholder is not a controlling person of, or a member of a group which controls, such business and further provided that the Shareholder does not, directly or indirectly, own 2% or more of any class of securities of such business, provided, however, that the Shareholder's ownership of more than 2% of the outstanding common stock of WCI and the Shareholder's leasing a portion of his property to Dave Wiehr, will not be considered a violation of the covenants in Section 8.1(a) hereof.

               (b) CONFIDENTIAL INFORMATION. During the Restricted Period and thereafter, the Shareholder and his Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all data and information relating to the Business ("CONFIDENTIAL INFORMATION"), including without limitation, know-how, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding information, practices, policies or procedures, product development techniques or plans, and technical processes; provided, however, that the term "CONFIDENTIAL INFORMATION" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Shareholder or (ii) is general knowledge in the solid waste handling and landfill business and not specifically related to the Business. Notwithstanding the foregoing, Shareholder may disclose and discuss confidential information with his legal and tax advisors, and as is required in connection with any legal proceedings, and the Shareholder shall give WCI prior written notice of such disclosure at least forty-eight (48) hours before such disclosure is made, if possible.

               (c) PROPERTY OF THE BUSINESS. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Shareholder or the Corporations or made available to them relating to the Business, but excluding any materials (other than the minute books of the Corporations) maintained by any attorneys for the Corporations or the Shareholder prior to the Closing, are and shall be the property of WCI and have been delivered or will be delivered or made available to WCI at the Closing.

               (d) NON-SOLICITATION. Without the consent of WCI, which may be granted or withheld by WCI in its discretion, the Shareholder and his Affiliates shall not solicit any employees of the Corporations to leave the employ of the Corporations and join the Shareholder or any Affiliate in any business endeavor owned or pursued by the Shareholder.

               (e) NO DISPARAGEMENT. From and after the Closing Date, the Shareholder shall not, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate WCI or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which are learned by the Shareholder from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person or entity if it adversely affects the regard or esteem in which such person or entity is held by investors, lenders or licensing, rating, or regulatory entities. Without limiting the generality of the foregoing, the Shareholder shall not, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any person, entity or governmental or regulatory body or agency who or which has dealings or prospective dealings with any such company or jurisdiction or prospective jurisdiction over any such company. This paragraph does not apply to the extent that testimony is required by legal process, provided that WCI has received not less than five days' prior written notice of such proposed testimony.

          11.2 RIGHTS AND REMEDIES UPON BREACH. If the Shareholder or any Affiliate breaches, or threatens to commit a breach of, any of the provisions of
Section 11.1 herein (the "RESTRICTIVE COVENANTS"), WCI shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to WCI at law or in equity:

               (a) SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and that money damages would not provide an adequate remedy to WCI. Accordingly, in addition to any other rights or remedies, WCI shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain the Shareholder from any violation thereof.

               (b) ACCOUNTING. The right and remedy to require the Shareholder to account for and pay over to WCI all compensation, profits, monies, accruals, increments or other benefits derived or received by the Shareholder as the result of any transactions constituting a breach of the Restrictive Covenants.

               (c) SEVERABILITY OF COVENANTS. The Shareholder acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

               (d) BLUE-PENCILING. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

               (e) ENFORCEABILITY IN JURISDICTION. WCI and the Shareholder intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of WCI and the Shareholder that such determination not bar or in any way affect WCI's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     12. TERMINATION OF AGREEMENT

          12.1 TERMINATION DATE. If the Closing Date has not occurred by December 31, 1998, any party hereto shall have the option to terminate this Agreement.

          12.2 NOTICE AND EFFECT OF TERMINATION. On termination of this Agreement, the transactions contemplated herein shall forthwith be abandoned and all continuing obligations and liabilities of the parties under or in connection with this Agreement shall be terminated and of no further force or effect; provided, however, that nothing herein shall relieve any party from liability for any misrepresentation, breach of warranty or breach of covenant contained in this Agreement prior to such termination.

          12.3 EXCLUSIVE NEGOTIATIONS. Following execution of this Agreement, the Corporations and the Shareholder shall not, and the Shareholder shall not permit the Corporations' officers, directors, employees or agents to, initiate, negotiate or discuss with any other person or entity the possible sale of all or substantially all of the assets, business or stock of the Corporations, or to effect the merger of the Corporations with any party other than WCI. The Shareholder hereby confirms that no person or entity presently has or may acquire any rights to purchase or otherwise acquire the assets or the stock of either of the Corporations.

     13. GENERAL

          13.1 ADDITIONAL CONVEYANCES. Following the Closing, the Shareholder and WCI shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as WCI or the Shareholder may reasonably request for the purpose of carrying out this Agreement. The Shareholder will cooperate with WCI and/or the Corporations on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement.

          13.2 ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI and the heirs, legal representatives or assigns of the Shareholder; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its or his responsibilities under this Agreement.

          13.3 PUBLIC ANNOUNCEMENTS. Except as required by law, no party shall make any public announcement or filing with respect to the transactions provided for herein prior to the Closing Date without the prior consent of the other parties hereto.

          13.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          13.5 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

If to the Shareholder:                 at his respective address set forth on
                                       Schedule 3.2

With a copy to:                        Timothy R. Strader, Esq.
                                       Hanna, Kerns & Strader
                                       300 Hoffman Columbia Plaza
                                       1300 SW Sixth Avenue, Suite 300
                                       Portland, Oregon  97201
                                       Fax:  (503) 273-2712

If to WCI:                             Waste Connections, Inc.
                                       2260 Douglas Boulevard, Suite 280
                                       Roseville, California 95661
                                       Attention:  Ronald J. Mittelstaedt
                                       Fax: (916) 772-2920

With a copy to:                        Robert D. Evans, Esq.
                                       Shartsis, Friese & Ginsburg LLP
                                       One Maritime Plaza, 18th Floor
                                       San Francisco, California 94111
                                       Fax: (415) 421-2922

          13.6 ATTORNEYS' FEES.. In the event of any dispute or controversy between WCI on the one hand and either of the Corporations or the Shareholder on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party, as awarded by the court. Such award shall include post-judgment attorney's fees and costs.

          13.7 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions.

          13.8 PAYMENT OF FEES AND EXPENSES. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder (including, in the case of the Shareholder, any such fees, expenses and disbursements paid or accrued by, or charged to, the Corporations).

          13.9 INCORPORATION BY REFERENCE. All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

          13.10 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

          13.11 NUMBER AND GENDER OF WORDS; CORPORATION. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

          13.12 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between the Corporations, the Shareholder and WCI and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Corporations, the Shareholder and WCI acting through its officers, thereunto duly authorized by its Board of Directors.

          13.13 WAIVER. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

          13.14 CONSTRUCTION. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "DAY" are deemed to be a reference to a calendar day. All references to "BUSINESS DAY" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

     14. GLOSSARY

        The definitions of the terms used below can be found at the Section indicated:

        Term                                               Page #
        ----                                               ------
        AFFILIATE                                               8
        AT WILL                                                25
        BALANCE SHEET DATE                                      5
        BALANCE SHEET DATE CURRENT ASSETS                      15
        BALANCE SHEET DATE CURRENT LIABILITIES                 15
        BUSINESS                                               32
        BUSINESS DAY                                           37
        CLAIM                                                  30
        CLAIMS NOTICE                                          30
        CLOSING                                                 3
        CLOSING DATE                                            3
        CLOSING DATE DEBT                                      15
        CODE                                                   19
        COLLECTION FRANCHISES                                   7
        CONFIDENTIAL INFORMATION                               32
        CONSENT DATE                                            1
        CORPORATE PROPERTY                                      9

        CORPORATIONS                                            1
        CORPORATIONS' STOCK                                     1
        CSS                                                     1
        DAY                                                    37
        ENVIRONMENTAL LAWS                                     16
        ENVIRONMENTAL SITE                                     29
        ENVIRONMENTAL SITE LOSSES                              28
        ERISA                                                  11
        EXCLUDED ASSETS                                         3
        FACILITIES                                              8
        FACILITY                                                8
        FINANCIAL STATEMENTS                                    5
        GENERAL DEDUCTIBLE AMOUNT                              30
        GOLDEN PARACHUTE                                       11
        GOLDEN PARACHUTE PAYMENT                               12
        GOVERNMENTAL PERMITS                                    7
        GRESHAM ADJUSTMENT                                      1
        GRESHAM CONSENT                                         1
        HAZARDOUS MATERIAL                                     17
        HAZARDOUS WASTE                                        17
        INDEMNIFYING PARTY                                     30
        JAMS                                                    3
        KNOWLEDGE                                              19
        LAWS                                                   16
        MSS                                                     1
        MULTI-EMPLOYER PLAN                                    11
        OCCURRENCE                                             10
        PERMITTED LIENS                                         9
        PURCHASE PRICE                                          1
        RCRA                                                   16
        RECIPIENT                                              12
        RECORDS, NOTIFICATIONS AND REPORTS                      8
        RELEASE                                                29
        REPRESENTATIONS AND WARRANTIES                         31
        REQUIRED GOVERNMENTAL CONSENTS                          7
        RESTRICTED AREA                                        32
        RESTRICTED PERIOD                                      32
        RESTRICTIVE COVENANTS                                  33
        SHAREHOLDER                                             1
        SHAREHOLDER'S SALARY/RENT                               2
        SIGNING DATE                                            1
        UST                                                    17
        WCI                                                     1
        WCI INDEMNITEES                                        28

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.

THE CORPORATIONS:                      COLUMBIA SANITARY SERVICE, INC.



                                       By:______________________________________
                                                 Richard Flury, President


                                       MORELAND SANITARY SERVICE, INC.



                                       By:______________________________________
                                                 Richard Flury, President


WCI:                                   WASTE CONNECTIONS, INC.



                                       By:______________________________________
                                                 Ronald J. Mittelstaedt
                                            Chief Executive Officer & President


THE SHAREHOLDER:                       _________________________________________
                                       Richard Flury

                                TABLE OF CONTENTS

                                                                                PAGE
1.      PURCHASE OF CORPORATIONS' STOCK...........................................1
        1.1    Shares to be Purchased.............................................1
        1.2    Purchase Price.....................................................1
        1.3    Allocation of the Purchase Price...................................3
        1.4    Excluded Assets....................................................3

2.      CLOSING TIME AND PLACE....................................................3

3.      REPRESENTATIONS AND WARRANTIES OF THE CORPORATIONS AND THE SHAREHOLDER....4
        3.1    Organization, Standing and Qualification...........................4
        3.2    Capitalization.....................................................4
        3.3    All Stock Being Acquired...........................................4
        3.4    Authority for Agreement............................................4
        3.5    No Breach or Default...............................................5
        3.6    Subsidiaries.......................................................5
        3.7    Financial Statements...............................................5
        3.8    Liabilities........................................................5
        3.9    Accurate and Complete Records......................................7
        3.10   Permits and Licenses...............................................7
        3.11   Certain Receivables................................................8
        3.12   Fixed Assets and Real Property.....................................9
        3.13   Related Party Transactions........................................10
        3.14   Contracts and Agreements; Adverse Restrictions....................10
        3.15   Insurance.........................................................10
        3.16   Personnel.........................................................11
        3.17   Benefit Plans and Union Contracts.................................11
        3.18   Taxes.............................................................12
        3.19   Copies Complete; Required Consents................................13
        3.20   Customers, Billings, Current Receipts and Receivables.............13
        3.21   No Change With Respect to the Corporation.........................13



                                      -I-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                PAGE
        3.22   Closing Date Debt; Balance Sheet Date Current Assets and
               Balance Sheet Date Current Liabilities ...........................15
        3.23   Bank Accounts.....................................................15
        3.24   Compliance With Laws..............................................16
        3.25   Powers of Attorney................................................17
        3.26   Underground Storage Tanks.........................................17
        3.27   Patents, Trademarks, Trade Names, etc.............................18
        3.28   Assets, etc., Necessary to Business...............................18
        3.29   Condemnation......................................................18
        3.30   Suppliers and Customers...........................................18
        3.31   Absence of Certain Business Practices.............................19
        3.32   Disclosure Schedules..............................................19
        3.33   No Misleading Statements..........................................19
        3.34   Knowledge.........................................................19
        3.35   Brokers; Finders..................................................19
        3.36   S Corporation.....................................................19

4.      REPRESENTATIONS AND WARRANTIES OF WCI....................................20
        4.1    Existence and Good Standing.......................................20
        4.2    No Contractual Restrictions.......................................20
        4.3    Authorization of Agreement........................................20
        4.4    No Misleading Statements..........................................20
        4.5    Brokers; Finders..................................................20
        4.6    Disclosure Schedules..............................................20

5.      COVENANTS FROM SIGNING TO CLOSING DATE...................................21
        5.1    Operations........................................................21
        5.2    No Change.........................................................21
        5.3    Obtain Consents...................................................22
        5.4    Access; Confidential Information..................................22
        5.5    Notice of Material Adverse Change.................................23

6.      CONDITIONS PRECEDENT TO OBLIGATION OF WCI TO CLOSE.......................23


                                      -II-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                PAGE
        6.1    Representations and Warranties....................................23
        6.2    Conditions........................................................23
        6.3    No Material Adverse Change........................................23
        6.4    Certificates......................................................23
        6.5    No Litigation.....................................................23
        6.6    Other Deliveries..................................................24
        6.7    Governmental Approvals; Consents to Transfer......................24
        6.8    Release of Security Interests.....................................24
        6.9    Schedules.........................................................24
        6.10   Vehicle Titles....................................................24

7.      CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDER TO CLOSE...........24
        7.1    Representations and Warranties....................................24
        7.2    Conditions........................................................24
        7.3    Certificate.......................................................25
        7.4    No Litigation.....................................................25
        7.5    Other Deliveries..................................................25

8.      CLOSING DELIVERIES.......................................................25
        8.1    WCI Deliveries....................................................25
        8.2    Shareholder Deliveries............................................25

9.      ADDITIONAL COVENANTS OF WCI, THE CORPORATIONS AND THE SHAREHOLDER........26
        9.1    No Delay..........................................................26
        9.2    Release of Guaranties.............................................26
        9.3    Release of Security Interests.....................................26
        9.4    Confidentiality...................................................26
        9.5    Brokers and Finders Fees..........................................27
        9.6    Taxes.............................................................27
        9.7    Short Year Tax Returns............................................27
        9.8    General Release by Shareholder....................................27



                                     -III-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                PAGE
        9.9    Certain Tax Matters...............................................28

10.     INDEMNIFICATION..........................................................28
        10.1   Indemnity by the Shareholder......................................28
        10.2   Limitations on Shareholder's Indemnities..........................30
        10.3   Notice of Indemnity Claim.........................................30
        10.4   Liability for Breaches of Representations and Warranties..........31
        10.5   No Exhaustion of Remedies or Subrogation; Right of Set Off........31

11.     OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDER AND WCI..................32
        11.1   Restrictive Covenants.............................................32
        11.2   Rights and Remedies Upon Breach...................................33

12.     TERMINATION OF AGREEMENT.................................................34
        12.1   Termination Date..................................................34
        12.2   Notice and Effect of Termination..................................34
        12.3   Exclusive Negotiations............................................35

13.     GENERAL..................................................................35
        13.1   Additional Conveyances............................................35
        13.2   Assignment........................................................35
        13.3   Public Announcements..............................................35
        13.4   Counterparts......................................................35
        13.5   Notices...........................................................35
        13.6   Attorneys' Fees...................................................36
        13.7   Applicable Law....................................................36
        13.8   Payment of Fees and Expenses......................................36
        13.9   Incorporation by Reference........................................36
        13.10  Captions .........................................................36
        13.11  Number and Gender of Words; Corporation ..........................36
        13.12  Entire Agreement .................................................37
        13.13  Waiver ...........................................................37
        13.14  Construction .....................................................37

14.     GLOSSARY.................................................................37



                                      -IV-